EXHIBIT 4.1

                          EDISTO RESOURCES CORPORATION

                             1993 STOCK OPTION PLAN
                          (as amended November 7, 1994)


            1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of Edisto Resources Corporation (the "Corporation") and its stockholders by providing a means for attracting and retaining officers and key employees of the Corporation and its affiliated companies. It is intended that designated options granted pursuant to the provisions of this Plan will qualify as incentive stock options.

            2. DEFINITIONS. The following definitions are applicable to the
Plan:

            "Affiliate" means any "subsidiary corporation" of the Corporation as such term is defined in Section 424(f) of the Code.

            "Board of Directors" means the Board of Directors of the Corporation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the Compensation Committee of the Corporation referred to in Section 3 hereof.

            "Continuous Service" shall mean the absence of any interruption or termination of service as an officer or employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation or an Affiliate or its successor.

            "Corporation" means Edisto Resources Corporation, a Delaware corporation, and any successor thereto.

            "Employee" means any person who is employed by the Corporation or an Affiliate and includes any officer who is so employed.

            "Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

            "Incentive Stock Option" means an option to Purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

            "Market Value" means the average of the high and low quoted sales price on the date in question (or, if there is no reported sales on such date, on the last preceding date on which any reported sales occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not noted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the 1934 Act, on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any

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      similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "Non-Qualified Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

            "Officer" means any person who is an officer of the Corporation or an Affiliate.

            "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

            "Participant" means any Officer or Employee of the Corporation or an Affiliate who is selected by the Committee to receive an Option.

            "Plan" means the 1993 Stock Option Plan of the Corporation.

            "Shares" means the Shares of common stock, $.01 par value, of the Corporation.

            3. ADMINISTRATION. The Plan shall be administered by the Committee. No member of the Committee shall be eligible to administer this Plan if, during the one year prior to his service at any time as a member of the Committee, the member has been granted or awarded equity securities pursuant to this Plan or any other plan of the Corporation or any of its Affiliates, except:

            (i) a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii) promulgated under the 1934 Act;

            (ii) an ongoing securities acquisition plan meeting the conditions of Rule 16b-3(d)(2)(i) promulgated under the 1934 Act; or

            (iii) another plan or arrangement a grant or award under which does not, in the opinion of the Corporation's counsel, on the basis of (A) the rules promulgated under the 1934 Act and/or (B) interpretive or no-action advice from the Staff of the Securities and Exchange Commission, cause a member of the Committee to fail to qualify as a "disinterested person" under Rule 16b- 3(c)(2)(i) promulgated under the 1934 Act.

Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Options; (ii) determine the terms and conditions upon which Options shall be granted under the Plan; (iii) prescribe the form and terms of instruments evidencing such grants; (iv) determine whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

      A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

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            4. PARTICIPATION. The Committee may select from time to time
Participants in the Plan from those Officers and Employees of the Corporation or an Affiliate who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Corporation or an Affiliate.

            5. SHARES SUBJECT TO PLAN. Subject to adjustment by the operation of
Section 9 hereof, the number of Shares with respect to which Options may be made under the Plan is 1,200,000. The Shares with respect to which Options may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An award of Shares shall not be considered to have been made under the Plan with respect to any Option which terminates before its exercise, and new Options may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

            6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of Shares subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (iv) whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, and (v) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

            7.    EXERCISE OF OPTIONS.

            (a) An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (d) and (e) of this
      Section 7, no such Option may be exercised unless, at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

            (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in a form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price, if any and to the extent required. An Option may not be exercised for a fractional Share. The date of exercise shall be on the date on which such notice is received by the Corporation. The Exercise Price of each Share purchased upon exercise of an Option shall be paid in full (i) in cash at the time of such exercise,
      (ii) if the Optionee may do so in conformity with Regulation T (12 C.F.R.
      Section 220.3(e)(4) and without violating Section 16(b) or (c) of the 1934 Act and subject to approval by the Committee, pursuant to a broker's cashless exercise procedure, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Corporation or any of its Affiliates, as specified in such notice, (iii) subject to the approval of the

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      Committee, by tendering to the Corporation whole Shares of stock owned by him or any combination of whole Shares of the Corporation's stock owned by him and cash, having a Market Value equal to the cash Exercise Price of the Shares with respect to which the Option is being exercised, or (iv) a combination of cash and Shares.

            (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (including total and partial disability and normal and early retirement, but excluding death and termination of employment by the Corporation or an Affiliate for cause) such Participant may, but only within the period of twelve months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation; PROVIDED, HOWEVER, that such right of exercise after cessation of Continuous Service shall not be available to a Participant to the extent the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option. If the Continuous Service of a Participant to whom an Option was granted by the Corporation is terminated for cause (as determined by the Committee), all rights under any Option of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

            (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the twelve month period referred to in paragraph (c) of this Section 7, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death and in no event later than ten years from the date of grant of such Option; PROVIDED, HOWEVER, that such right of exercise after death shall not be available to the extent the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

            (e) Subject to the express provisions of the Plan, and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor. However, no modification of an Option shall impair the rights of the holder thereof without his consent. The Committee may not decrease directly or indirectly (by cancellation or substitution of Options or otherwise) the Exercise Price applicable to any Option; however, this prohibition shall not prevent the granting of an additional Option to a person holding an earlier Option which is exercisable at a higher Exercise Price.

            8. INCENTIVE STOCK OPTION. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant and (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting

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power of all classes of stock of the Corporation or an Affiliate unless the
Exercise Price of such Incentive Stock Option is at least 110% of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. The aggregate Market Value of Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan or any other plan of the Corporation or its Affiliates shall not exceed $100,000. For this purpose, the fair market value of such Shares shall be determined as of the date the Option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of Section 422 of the Code. If the immediate exercisability of Incentive Stock Options arising pursuant to Section 11 would cause the $100,000 limitation to be exceeded for a Participant, the Committee shall convert as of the date on which such Incentive Stock Options become exercisable all or a portion of the outstanding Incentive Stock Options held by such Participant to Non-Qualified Stock Options to the extent necessary to comply with the $100,000 limitation.

            9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure of Shares of the Corporation, the maximum aggregate number and class of shares as to which Options may be granted under the Plan, the exercise price of all options which theretofore have been granted under the Plan and the number and class of shares with respect to which Options theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

            10. EFFECT OF MERGER ON OPTIONS. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

            11. EFFECT OF TENDER OFFER. Unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of the following events and shall remain so exercisable for a period of sixty days following such date after which they shall revert to being exercisable in accordance with their terms: (a) a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, (b) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned Corporation or for a sale or other disposition of all or substantially all the assets of the Corporation, or (c) the Corporation engages in any other transaction outside the ordinary course of business and the Committee approves a

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resolution in connection with such transaction to authorize a period of immediate exercisability with respect to all or certain of the Options issued hereunder.

            12. ASSIGNMENTS AND TRANSFERS. No Option nor any right or interest of a Participant under the Plan in any instrument evidencing any Option under the Plan may be sold, pledged, assigned, hypothecated, encumbered or transferred except, (i) in the event of the death of a Participant, by will or the laws of descent and distribution, or (ii) only to the extent permitted under Rule 16b-3 of the 1934 Act and with the consent of the Committee, pursuant to a domestic relations order qualifying under Section 414(p)(1)(A) and (B) of the Code.

            13. RIGHTS UNDER THE PLAN. No Officer or Employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no Officer, Employee or other person shall have any claim or right to be granted an Option under the Plan or under any other incentive or similar plan of the Corporation or an Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Corporation or any Affiliate.

            14. DELIVERY AND REGISTRATION OF STOCK. The Corporation's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the 1934 Act, or any other federal, state or local securities legislation. It may be provided that any representation retirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any such exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable. The provisions of this Plan are intended, and shall be interpreted, to permit grants or awards made pursuant hereto, to comply with the exemptions afforded by Rule 16b-3 under the 1934 Act.

            15. WITHHOLDING TAX. Where a Participant or other person is entitled to receive Shares upon the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

            Participants may elect to have Shares withheld for this purpose, subject to the following provisions:

            (a) they must be made prior to the date as of which the amount of tax withheld is determined (the "Tax Date");

            (b) the Exercise Price under any Option may not be reduced to less than the fair market value, as determined by the Committee consistent with the requirements of Section 422 of the Code, of the Shares on the date such Option is granted;

            (c) they will be irrevocable;

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            (d) they will be subject to the disapproval of the Committee; and

            (e) with respect to grantees subject to the insider trading restrictions of Section 16(b) of the 1934 Act, such election must become effective only (i) after the date six months following the date of the grant of the option, and only during the period extending from the third business day through the twelfth business day following publication of the Corporation's quarterly or annual financial statements and only if the Corporation has been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one year prior to such exercise and shall have filed all reports and statements required to be filed under
      Section 13(a) of the 1934 Act during that year; or (ii) pursuant to an irrevocable election signed by the grantee and delivered to the Secretary which is effective as of a date at least six months in advance of the withholding election.

            16. AMENDMENT OR TERMINATION. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the shareholders of the Corporation which (i) materially increases the aggregate number of shares with respect to which Options may be made under the Plan, (ii) materially increases the benefits accruing to Participants under the Plan or
(iii) changes the class of persons eligible to participate in the Plan; PROVIDED, HOWEVER, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Option theretofore made pursuant to the Plan.

            17. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by an affirmative vote of the holders of a majority of the Shares of the Corporation present in person or by proxy and entitled to vote on the adoption of the Plan at a duly held meeting. It shall continue in effect for a term of ten years unless sooner terminated under Section 16 hereof.

            18. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon the successors and assigns of the Corporation.

            19. APPLICABLE LAW. To the extent that the Plan is not governed or regulated by applicable federal law, the Plan shall be governed and regulated under and in accordance with the laws of the State of Delaware.

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